Exhibit 10.67

This Instrument Prepared By
And To Be Returned To:
R. Mason Blake, Esquire
DEAN MEAD
7380 Murrell Road, Suite 200
Viera, Florida 32940
(321) 259-8900

AMENDMENT TO AERIAL RAILROAD BRIDGE, BRIDGE SUPPORT AND DRAINAGE EASEMENT AGREEMENT

THIS AMENDMENT TO AERIAL RAILROAD BRIDGE, BRIDGE SUPPORT AND DRAINAGE EASEMENT AGREEMENT (hereinafter referred to as this “Amendment”) is made and entered as of this 25 day of July, 2017 (the “Effective Date”) by and between BREVARD COUNTY, FLORIDA, a political subdivision of the State of Florida, whose address is 2725 Judge Fran Jamieson Way, Bldg. C, Viera Florida 32940 (hereinafter referred to as the “Grantor”), and ALL ABOARD FLORIDA – OPERATIONS, LLC, a Delaware limited liability company, whose address is 2855 LeJeune Road, 4th Floor, Coral Gables, Florida 33134 (hereinafter referred to as the “Grantee”).

RECITALS

WHEREAS, the Grantor and Grantee entered into that certain Aerial Railroad Bridge, Bridge Support and Drainage Easement Agreement dated January 31, 2017 and recorded in Official Records Book 7809, Page 2494, of the Public Records of Brevard County, Florida (the “Easement Agreement”).

WHEREAS, the Grantor and Grantee desire to make certain amendments to the Easement Agreement.

NOW, THEREFORE, in consideration of the sum of One Dollar, and other valuable consideration paid and received, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Grantee agree as follows:

1.          Recitals. The above recitals are true and correct in all respects and are incorporated herein by reference as if set forth herein verbatim.

2.          Use. Section 7 is amended as follows:

(a)          Add an “(a)” before the first paragraph of Section 7.

(b)          Add the following paragraph after the first paragraph:

“(b)    Notwithstanding the easement rights granted hereunder, Grantor and Grantee agree that Grantor and its successors in interest and/or assigns shall, and are hereby authorized to, continue to operate, repair, widen and maintain Pine Street and other public infrastructure, such as drainage improvements, utilities and sidewalks and shall be entitled to make any reasonable use of the Easement Property in the future that is not inconsistent with Grantee’s use of such Easement Area and provided such use does not (a) interfere with Grantee’s ability to operate the rail service or maintain the Improvements, or (b) affect the structural integrity of the Improvements. In the event Grantor, its successors and/ or assigns intends to use any portion of the Easement Property in a manner that may impact the improvements operated by Grantee, Grantor shall submit to Grantee a written request describing such use in writing, together with detailed plans and specifications for any work to be performed in and around any portion of the Easement Property in connection therewith, for Grantee’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Grantee has neither approved nor denied, in writing, such request from Grantor within fifteen (15) business days after Grantee’s receipt of Grantor’s written request for such use of the Easement Property, then such use and associated work shall be deemed approved by Grantee.”

3.      Conflict. Except as herein specifically modified, revised, or amended, the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall control.

4.      Counterparts. This Amendment may be executed by the parties hereto individually or in combination or in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

[REMAINDER INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantor has caused this Amendment to be executed in  its name by the Chairperson of the Board of County Commissioners, as authorized by the Brevard County Board of County Commissioners, and the Grantee has caused this Amendment to be executed by its duly authorized representative, all as of the Effective Date.

GRANTOR:

Signed, sealed and delivered in the presence of:		BREVARD COUNTY, FLORIDA, a political subdivision of the State of Florida

/s/ Kimberly J. Powell		By:	/s/ Curt Smith
Print Name:	Kimberly J. Powell	Name:	CURT SMITH
		Title:	CHAIRMAN
/s/ Tammy Rowe
Print Name:	Tammy Rowe	ATTEST:

[ILLEGIBLE]

STATE OF FLORIDA
/s/ SCOTT ELLIS CLERK
COUNTY OF BREVARD	SCOTT ELLIS, CLERK

The foregoing instrument was acknowledged before me this 25 day of July 2017, by Curt Smith, as Chairman, of BREVARD COUNTY, FLORIDA, a political subdivision of the State of Florida, on behalf of Brevard County. Said person is (check one) ☒personally known to me, ☐produced a driver’s license (issued by a state of the United States within the last five (5) years) as identification, or □ produced other identification, to wit:___________________________________.

DEBORAH W. THOMAS
NOTARY PUBLIC	Notary Public - State of Florida	/s/ Deborah W. Thomas
	Commission # FF 997773	Print Name:
STATE OF FLORIDA	My Comm. Expires Jun 10, 2020	Notary Public, State of Florida
	Bonded through National Notary Assn.	Commission No.:

My Commission Expires:	June 10, 2020

Attested to by:

Scott Ellis, Clerk

ALL ABOARD FLORIDA – OPERATIONS, LLC, a Delaware limited liability company

/s/ Ambarina Perez		By:	/s/ Kolleen O.P. Cobb
Print Name:	Ambarina Perez	Name:	Kolleen O.P. Cobb
		Title:	Vice President
/s/ Yvelisse Bonilla
Print Name:	Yvelisse Bonilla

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

The foregoing instrument was acknowledged before me this 2 day of March, 2017, by Kolleen O.P. Cobb as Vice President, of ALL ABOARD FLORIDA – OPERATIONS, LLC, a Delaware limited liability company, on behalf of the company. Said person is (check one) ☑personally known to me, □ produced a driver’s license (issued by a state of the United States within the last five (5) years) as identification, or □ produced other identification, to wit:_____________________________

NOTARY PUBLIC	BRENDA LEE JOHNSON	/s/ BrENDA LEE JOHNSON
	Commission # FF 966539	Print Name:
STATE OF FLORIDA	Expires March 1, 2020	Notary Public, State of Florida
	Bonded Thru Troy Fain Insurance 800-385-7019	Commission No.:

My Commission Expires:_______________